Exhibit 8.1

List of Significant Subsidiaries

As of December 31, 2016

1.	Altira Developments Limited, incorporated in the Macau Special Administrative Region of the People’s Republic of China

2.	Altira Hotel Limited, incorporated in the Macau Special Administrative Region of the People’s Republic of China

3.	MCE (Philippines) Investments Limited, incorporated in the British Virgin Islands

4.	MCE Cotai Investments Limited, incorporated in the Cayman Islands

5.	MCE Finance Limited, incorporated in the Cayman Islands

6.	MCE Holdings (Philippines) Corporation, incorporated in the Republic of the Philippines

7.	MCE Holdings Limited, incorporated in the Cayman Islands

8.	MCE Holdings No. 2 (Philippines) Corporation, incorporated in the Republic of the Philippines

9.	MCE Leisure (Philippines) Corporation, incorporated in the Republic of the Philippines

10.	COD Resorts Limited (formerly known as Melco Crown (COD) Developments Limited), incorporated in the Macau Special Administrative Region of the People’s Republic of China

11.	Melco Crown (COD) Hotels Limited, incorporated in the Macau Special Administrative Region of the People’s Republic of China

12.	Melco Crown (Macau) Limited, incorporated in the Macau Special Administrative Region of the People’s Republic of China

13.	Melco Crown (Philippines) Resorts Corporation, incorporated in the Republic of the Philippines

14.	Melco Crown COD (GH) Hotel Limited, incorporated in the Macau Special Administrative Region of the People’s Republic of China

15.	MPEL International Limited, incorporated in the Cayman Islands

16.	MPEL Investments Limited, incorporated in the Cayman Islands

17.	MPEL Nominee One Limited, incorporated in the Cayman Islands

18.	MPEL Nominee Two Limited, incorporated in the Cayman Islands

19.	MPEL Properties (Macau) Limited, incorporated in the Macau Special Administrative Region of the People’s Republic of China

20.	MPEL Ventures Limited, incorporated in the British Virgin Islands

21.	SCP Holdings Limited, incorporated in the British Virgin Islands

22.	SCP One Limited, incorporated in the British Virgin Islands

23.	SCP Two Limited, incorporated in the British Virgin Islands

24.	Studio City Company Limited, incorporated in the British Virgin Islands

25.	Studio City Developments Limited, incorporated in the Macau Special Administrative Region of the People’s Republic of China

26.	Studio City Entertainment Limited, incorporated in the Macau Special Administrative Region of the People’s Republic of China

27.	Studio City Finance Limited, incorporated in the British Virgin Islands

28.	Studio City Holdings Four Limited, incorporated in the British Virgin Islands

29.	Studio City Holdings Limited, incorporated in the British Virgin Islands

30.	Studio City Holdings Three Limited, incorporated in the British Virgin Islands

31.	Studio City Holdings Two Limited, incorporated in the British Virgin Islands

32.	Studio City Hotels Limited, incorporated in the Macau Special Administrative Region of the People’s Republic of China

33.	Studio City International Holdings Limited, incorporated in the British Virgin Islands

34.	Studio City Investments Limited, incorporated in the British Virgin Islands